Exhibit 99.2

 Q2 2019 Supplemental Information  Three Months Ended June 30, 2019

   This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “opportunities,” “goal,” “guidance,” “outlook,” “initiatives,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases. All statements that address operating performance, events, or developments that the Company expects or anticipates will occur in the future are forward-looking statements. These may include estimates of expected cash available for distribution (“CAFD”), dividend growth, earnings, revenues, income, loss, capital expenditures, liquidity, capital structure, margin enhancements, cost savings, future growth, financing arrangements and other financial performance items (including future dividends per share), descriptions of management’s plans or objectives for future operations, products, or services, or descriptions of assumptions underlying any of the above. Forward-looking statements provide the Company’s current expectations or predictions of future conditions, events, or results and speak only as of the date they are made. Although the Company believes its expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially.Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are listed below and further disclosed under the section entitled Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2018 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019: risks related to weather conditions at our wind and solar assets; our ability to enter into contracts to sell power on acceptable prices and terms, including as our offtake agreements expire; government regulation, including compliance with regulatory and permit requirements and changes in tax laws, market rules, rates, tariffs, environmental laws and policies affecting renewable energy; our ability to compete against traditional utilities and renewable energy companies; pending and future litigation; our ability to successfully close the acquisitions of, and integrate the projects that we expect to acquire from, third parties, including the distributed generation portfolio that we have agreed (subject to certain terms and conditions and post-closing adjustments) to acquire from subsidiaries of AltaGas Ltd.; our ability to successfully achieve expected synergies and to successfully execute on the funding plan for such acquisition including our ability to successfully close any contemplated capital recycling initiatives; our ability, and the ability of the seller, to secure all third party and regulatory consents related to such acquisition; our ability to realize the anticipated benefits from such acquisition; our ability to implement and realize the benefit of our cost and performance enhancement initiatives, including the long-term service agreements with an affiliate of General Electric and our ability to realize the anticipated benefits from such initiatives; the willingness and ability of counterparties to fulfill their obligations under offtake agreements; price fluctuations, termination provisions and buyout provisions in offtake agreements; risks related to the ability of our hedging activities to adequately manage our exposure to commodity and financial risk; risks related to our operations being located internationally, including our exposure to foreign currency exchange rate fluctuations and political and economic uncertainties; the regulated rate of return of renewable energy facilities in our Regulated Wind and Solar segment, a reduction of which could have a material negative impact on our results of operations; the condition of the debt and equity capital markets and our ability to borrow additional funds and access capital markets, as well as our substantial indebtedness and the possibility that we may incur additional indebtedness in the future; operating and financial restrictions placed on us and our subsidiaries related to agreements governing indebtedness; our ability to identify or consummate any future acquisitions, including those identified by Brookfield Asset Management Inc. (“Brookfield”); our ability to grow and make acquisitions with cash on hand, which may be limited by our cash dividend policy; risks related to the effectiveness of our internal control over financial reporting; and risks related to our relationship with Brookfield, including our ability to realize the expected benefits of sponsorship.The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data, or methods, future events, or other changes, except as required by law. The foregoing list of factors that might cause results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties, which are described in our Annual Report on Form 10-K for the year ended December 31, 2018 and in subsequent Quarterly Reports on Form 10-Q, as well as additional factors we may describe from time to time in our other filings with the United States Securities and Exchange Commission (the “SEC”). We operate in a competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and you should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.This Supplemental Information contains references to Adjusted Revenue, Adjusted EBITDA, and cash available for distribution (“CAFD”), which are Non-GAAP measures that should not be viewed as alternatives to GAAP measures of performance, including revenue, net income (loss), operating income or net cash provided by operating activities. Our definitions and calculation of these Non-GAAP measures may differ from definitions of Adjusted Revenue, Adjusted EBITDA and CAFD or other similarly titled measures used by other companies. We believe that Adjusted Revenue, Adjusted EBITDA and CAFD are useful supplemental measures that may assist investors in assessing the financial performance of the Company. None of these Non-GAAP measures should be considered as the sole measure of our performance, nor should they be considered in isolation from, or as a substitute for, analysis of our financial statements prepared in accordance with GAAP, which are available on our website at www.terraform.com, as well as at www.sec.gov.  Cautionary Statement Regarding Forward-Looking Statements

Q2 2019 Highlights

3

Executing our Business Plan

- Entered into a definitive agreement to acquire a high-quality, unlevered distributed generation ("DG") platform with up to ~320 megawatts ("MW") of capacity in the United States, which nearly doubles our DG business and provides significant opportunities for future cash flow growth through operational and commercial synergies
- Closed the financing of three DG portfolios (138 MW) raising net proceeds of $101 million; closed the financing of Uruguay Wind portfolio (95 MW) raising net proceeds of $65 million
- Completed the roll-out of project-level long term service agreements ("LTSA") with General Electric ("GE") at all but one of our North American wind projects
- Generated cash available for distribution ("CAFD") of $47 million compared to $30 million in the same period of the prior year
- Captured approximately $5 million of incremental CAFD, adjusted for resource and curtailment, as a result of our completed margin enhancement initiatives completed late last year
- Ended the quarter with ~$840 million of corporate liquidity
- Declared a Q3 2019 dividend of $0.2014 per share, implying $0.8056 per share on an annual basis

Q2 2019 Highlights (continued)

4

2,450
GWh Generation

$47 million
CAFD

Key Performance Metrics

($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)	Three months ended Jun 30 2019	Three months ended Jun 30 2018	Six months ended Jun 30 2019	Six months ended Jun 30 2018
LTA generation (GWh)	2,675	2,017	5,331	4,039
Total generation (GWh)	2,450	2,036	4,849	3,870
Adjusted Revenue[1]	$ 265	$ 183	$ 507	$ 322
Adjusted EBITDA[1]	196	128	373	224
Net loss	(17)	(28)	(53)	(104)
CAFD[1]	47	30	91	53
Earnings (loss) per share[2]	$ (0.02)	$ (0.13)	$ (0.06)	$ 0.40
CAFD per share[1][2][3]	$ 0.22	$ 0.19	$ 0.44	$ 0.34

(1) Non-GAAP measures. See Appendix 1 and "Reconciliation of Non-GAAP Measures."
(2) Earnings (loss) per share is calculated using Net (loss) income attributable to Class A common stockholders divided by a weighted average diluted Class A common stock shares outstanding. For the three months ended June 30, 2019 and June 30, 2018, net (loss) income attributable to Class A common stock holders totaled ($4) million, and ($21) million, respectively. For the six months ended June 30, 2019 and June 30, 2018, net (loss) income attributable to Class A common stock holders totaled ($12) million, and $61 million, respectively. For the three months ended June 30, 2019 and June 30, 2018, weighted average diluted Class A common stock shares outstanding totaled 209 million, and 152 million, respectively. For the six months ended June 30, 2019 and June 30, 2018, weighted average diluted Class A common stock shares outstanding totaled 209 million, and 155 million, respectively.
(3) CAFD per share is calculated using a weighted average diluted Class A common stock shares outstanding.

(IN $ MILLIONS)	Jun 30 2019	Dec 31 2018
Total long-term debt	5,633	5,797
Total stockholders' equity and redeemable non-controlling interest	2,602	2,768
Total capitalization[1]	8,235	8,565

(1) Total capitalization is comprised of total stockholders' equity, redeemable non-controlling interests, and Total long-term debt.

Performance Highlights

- Our portfolio delivered Net loss, Adjusted EBITDA and CAFD of $(17) million, $196 million and $47 million, respectively, versus $(28) million, $128 million and $30 million, respectively, in the prior year
  - Net loss reduced by $11 million, Adjusted EBITDA increased by $68 million compared to the prior year, and CAFD increased by $17 million compared to the prior year, primarily due to accretion from the acquisition of our European platform and our margin enhancement initiatives
  - Generation in Q2 2019 of 2,450 GWh was 8% lower than our LTA, primarily due to lower resource in North America which reduced CAFD by $15 million assuming our average realized price for the quarter. Of the total, $13 million was due to below average resource in North American wind and solar, and $2 million was due to downtime associated with blade repair and other maintenance in our North American wind fleet. These factors were partially offset by strong performance across our European operations and higher than expected SREC prices in the U.S., which together contributed an incremental $7 million in CAFD
  - CAFD per share of $0.22 reflects growth of 16% compared to the same period in 2018

TerraForm POWER

Overview of TerraForm Power

5

TERP's mandate is to acquire, own and operate wind and solar assets in North America and Western Europe





~$3.3 Billion[1]
Market Capitalization

TERP
NASDAQ

~5.1% Yield[2]
$0.8056 Target 2019 per Share Dividend

~65%
Brookfield Ownership

Significant NOLs[3]
Tax advantaged structure (C Corp)

$8.6 billion
Total power assets

3,748 MW
of capacity[4]

64% / 36%
wind / solar capacity[5]

49% / 51%
wind / solar projected revenue[6]

1. Based on the closing price of TERP's Class A common stock of $15.73 per share on August 2, 2019.
2. Based on 2019 target dividend of $0.8056 per share and the closing price of TERP's Class A common stock of $15.73 per share on August 2, 2019.
3. Net Operating Losses ("NOLs").
4. In this presentation, all information regarding megawatt ("MW") capacity represents the maximum generating capacity of a facility as expressed in (1) direct current ("DC"), for all facilities within our Solar reportable segment, and (2) alternating current ("AC") for all facilities within our Wind and Regulated Solar and Wind reportable segments.
5. Expressed as a percentage of total MW under management.
6. Based on Projected Revenue for 2019.

TerraForm POWER

 Renewables Portfolio with Scale in North America and Western Europe  Owner and operator of an over 3,700 MW diversified portfolio of high-quality wind and solar assets, underpinned by long-term contracts  Spain  Portugal  Uruguay  Chile  U.K.    Wind  Solar  Total  US  1,536 MW  922 MW  2,458 MW  International  856 MW  434 MW  1,290 MW  Total  2,392 MW  1,345 MW  3,748 MW

 Generation and Revenue  LTA annual generation is expected generation at the point of delivery, net of all recurring losses and constraintsWe compare actual generation levels against the long-term average to highlight the impact of an important factor that affects the variability of our business results. In the short-term, we recognize that wind conditions and irradiance conditions will vary from one period to the next; however, we expect our facilities will produce electricity in-line with their LTA over time

 Selected Income Statement and Balance Sheet information  The following tables present selected income statement and balance sheet information by operating segment:  Balance Sheet  Income Statement

 Operating Segments

 Wind  Performance Highlights  Adjusted EBITDA and CAFD were $56 million and $18 million, respectively, versus $48 million and $17 million, respectively, in the prior yearAdjusted EBITDA was $8 million higher than the prior year, primarily due to contributions from the International Wind segment and the implementation of cost savings initiatives; these were partially offset by lower REC revenue from Northeast Wind and the impact of lower resource in Hawaii, where some of our highest price PPAs are located. Direct operating costs were $2 million lower than the prior year due to cost savings resulting from the implementation of the GE LTSAs; this was partially offset by a full quarter of costs from the International Wind segmentCAFD was $1 million greater than the prior year primarily due to higher Adjusted EBITDA, offset in part by debt service from the International Wind segment Net loss was $22 million, $17 million higher than the prior year, primarily due to higher depreciation and one-time blade repairs related to implementation of the GE LTSAs   1,853 MWCAPACITY  $18MCAFD

 Solar  Adjusted EBITDA and CAFD were $70 million and $37 million, respectively, versus $71 million and $43 million, respectively, in the prior yearAdjusted EBITDA decreased $1 million compared to the prior year, primarily due to lower resource, offset by higher SREC prices and lower costsCAFD decreased $6 million compared to the prior year due to debt service related to new project financings, executed as part of the Saeta funding planNet income of $20 million was $8 million lower than the prior year, primarily due to income tax expense, and one-time expense related to the the arbitration involving our Chile project which received a favorable ruling in June  Performance Highlights   1,103 MWCAPACITY  $37MCAFD

 Regulated Solar and Wind  Performance Highlights  Adjusted EBITDA and CAFD were $77 million and $34 million, respectively, versus $16 million and $7 million, respectivelyAdjusted EBITDA and CAFD were $61 million and $27 million higher than prior year, respectively, due to the full quarter contribution of the European platform in 2019, compared to a partial period commencing June 12, 2018 in prior yearAdjusted revenues were positively impacted by strong solar irradiation and high market prices   792 MWCAPACITY  $34MCAFD

 Corporate  The following table presents our Corporate segment’s financial results:  Performance Highlights  Adjusted Interest expense was $3 million higher in Q2 2019 than the prior year, primarily driven by revolver drawn portion to fund the European platform acquisitionNet loss of $43 million was $20 million lower than the prior year, primarily due to lower acquisition costs and lower non-operating general and administrative expense in 2019

 Liquidity  We operate with sufficient liquidity to enable us to fund expected growth initiatives, capital expenditures, and distributions, and to provide protection against any sudden adverse changes in economic circumstances or short-term fluctuations in generationPrincipal sources of liquidity are cash flows from operations, our credit facilities, up-financings of subsidiary borrowings and proceeds from the issuance of securitiesCorporate liquidity and available capital were $841 million and $1,124 million, respectively, as of June 30, 2019:

 Maturity Profile  We finance our assets primarily with project level debt that generally has long-term maturities that amortize over the contract life, few restrictive covenants and no recourse to either TerraForm Power or other projectsWe have long-term, staggered debt maturitiesThe following table summarizes our scheduled principal repayments, overall maturity profile and average interest rates associated with our borrowings over the next five years:

Contract Profile

16

The following table sets out our contracted generation over the next five years as a percentage of expected generation. We currently have a contracted profile of approximately 96% of future generation and our goal is to maintain this profile going forward

For the Year ending December 31,	2019	2020	2021	2022	2023
Contracted					
Solar	100%	100%	100%	100%	100%
Wind	93%	89%	85%	84%	84%
Regulated Solar and Wind	100%	100%	100%	100%	100%
Total Portfolio Contracted	**96%**	**93%**	**90%**	**90%**	**90%**
Uncontracted					
Solar	0%	0%	0%	0%	0%
Wind	7%	11%	15%	16%	16%
Regulated Solar and Wind	0%	0%	0%	0%	0%
Total Portfolio Uncontracted	**4%**	**7%**	**10%**	**10%**	**10%**

Our portfolio has a weighted-average remaining contract duration of ~13 years. Over the next five years, contracts accounting for 10% of our expected generation expire. We are focused on securing new long-term contracts through recontracting as these contracts expire

The majority of our long-term contracted power is with investment-grade counterparties. The composition of our counterparties under power purchase agreements is as follows:

›Public utilities: 56%

›Government institutions: 26%

›Financial institutions: 12%

›Commercial and industrial customers: 6%

TerraForm POWER

Appendix 1 – Reconciliation of Non-GAAP Measures

 This communication contains references to Adjusted Revenue, Adjusted EBITDA, and cash available for distribution (“CAFD”), which are supplemental Non-GAAP measures that should not be viewed as alternatives to GAAP measures of performance, including revenue, net income (loss), operating income or net cash provided by operating activities. Our definitions and calculation of these Non-GAAP measures may differ from definitions of Adjusted Revenue, Adjusted EBITDA and CAFD or other similarly titled measures used by other companies. We believe that Adjusted Revenue, Adjusted EBITDA and CAFD are useful supplemental measures that may assist investors in assessing the financial performance of TerraForm Power. None of these Non-GAAP measures should be considered as the sole measure of our performance, nor should they be considered in isolation from, or as a substitute for, analysis of our financial statements prepared in accordance with GAAP, which are available on our website at www.terraform.com, as well as at www.sec.gov. We encourage you to review, and evaluate the basis for, each of the adjustments made to arrive at Adjusted Revenue, Adjusted EBITDA and CAFD.Calculation of Non-GAAP MeasuresWe define Adjusted Revenue as operating revenues, net, adjusted for non-cash items, including (i) unrealized gain/loss on derivatives, net (ii) amortization of favorable and unfavorable rate revenue contracts, net, (iii) an adjustment for wholesale market revenues to the extent above or below the regulated price bands, and (iv) other items that we believe are representative of our core business or future operating performance.We define Adjusted EBITDA as net income (loss) plus (i) depreciation, accretion and amortization, (ii) interest expense, (iii) non-operating general and administrative costs, (iv) impairment charges, (v) (gain) loss on extinguishment of debt, (vi) acquisition and related costs, (vii) income tax (benefit) expense, (viii) adjustment for wholesale market revenues to the extent above or below the regulated price bands, (ix) management fees to Brookfield, and (x) certain other non-cash charges, unusual or non-recurring items and other items that we believe are not representative of our core business or future operating performance. We define “cash available for distribution” or “CAFD” as Adjusted EBITDA (i) minus management fees to Brookfield, (ii) minus annualized scheduled interest and project level payments of principal in accordance with the related borrowing arrangements, (iii) minus cash distributions paid to non-controlling interests in our renewable energy facilities, if any, (iv) minus average annual sustaining capital expenditures (based on the long-sustaining capital expenditure plans) which are recurring in nature and used to maintain the reliability and efficiency of our power generating assets over our long-term investment horizon, and (v) plus or minus operating items as necessary to present the cash flows we deem representative of our core business operations.Use of Non-GAAP MeasuresWe disclose Adjusted Revenue because it presents the component of operating revenue that relates to energy production from our plants, and is, therefore, useful to investors and other stakeholders in evaluating performance of our renewable energy assets and comparing that performance across periods in each case without regard to non-cash revenue items. We disclose Adjusted EBITDA because we believe it is useful to investors and other stakeholders as a measure of our financial and operating performance and debt service capabilities. We believe Adjusted EBITDA provides an additional tool to investors and securities analysts to compare our performance across periods without regard to interest expense, taxes and depreciation and amortization. Adjusted EBITDA has certain limitations, including that it: (i) does not reflect cash expenditures or future requirements for capital expenditures or contractual liabilities or future working capital needs, (ii) does not reflect the significant interest expenses that we expect to incur or any income tax payments that we may incur, and (iii) does not reflect depreciation and amortization and, although these charges are non-cash, the assets to which they relate may need to be replaced in the future, and (iv) does not take into account any cash expenditures required to replace those assets. Adjusted EBITDA also includes adjustments for impairment charges, gains and losses on derivatives and foreign currency swaps, acquisition related costs and items we believe are infrequent, unusual or non-recurring, including adjustments for general and administrative expenses we have incurred as a result of the SunEdison bankruptcy. We disclose CAFD because we believe cash available for distribution is useful to investors and other stakeholders in evaluating our operating performance and as a measure of our ability to pay dividends. CAFD is not a measure of liquidity or profitability, nor is it indicative of the funds needed by us to operate our business. CAFD has certain limitations, such as the fact that CAFD includes all of the adjustments and exclusions made to Adjusted EBITDA described above. The adjustments made to Adjusted EBITDA and CAFD for infrequent, unusual or non-recurring items and items that we do not believe are representative of our core business involve the application of management’s judgment, and the presentation of Adjusted EBITDA and CAFD should not be construed to infer that our future results will be unaffected by infrequent, non-operating, unusual or non-recurring items.In addition, these measures are used by our management for internal planning purposes, including for certain aspects of our consolidated operating budget, as well as evaluating the attractiveness of investments and acquisitions. We believe these Non-GAAP measures are useful as a planning tool because they allow our management to compare performance across periods on a consistent basis in order to more easily view and evaluate operating and performance trends and as a means of forecasting operating and financial performance and comparing actual performance to forecasted expectations. For these reasons, we also believe these Non-GAAP measures are also useful for communicating with investors and other stakeholders.   Calculation and Use of Non-GAAP Measures

 Reconciliation of Non-GAAP Measuresfor the Three Months Ended June 30, 2019 and 2018

 Reconciliation of Non-GAAP Measuresfor the Six Months Ended June 30, 2019 and 2018

 Reconciliation of Non-GAAP Measuresfor the Three Months Ended June 30, 2019 and 2018

 Reconciliation of Non-GAAP Measuresfor the Three Months Ended June 30, 2019 and 2018 (continued)  Represents levelized project-level and other principal debt payments to the extent paid from operating cash.Represents cash distributions paid to non-controlling interests in our renewable energy facilities. The reconciliation from Distributions to non-controlling interests as shown on the Consolidated Statement of Cash Flows to Cash distributions to non-controlling interests, net for the three months June 30, 2019 and 2018 is as follows: Represents long-term average sustaining capex to maintain reliability and efficiency of the assets.Represents other cash flows as determined by management to be representative of normal operations including, but not limited to, wind plant “pay as you go” contributions received from tax equity partners, interconnection upgrade reimbursements, major maintenance reserve releases or (additions), and releases or (postings) of collateral held by counterparties of energy market hedges for certain wind plants, and recognized SREC gains that are covered by loan agreements.

 Appendix 2 – Additional Information

 2019 Annualized Long-Term Average Generation (LTA)

 Spanish Regulated Revenue Framework  Under the Spanish regulatory framework, revenues have three componentsReturn on Investment: All renewable power plants receive a monthly capacity payment. This capacity payment, when combined with margin from the market revenues forecasted by the regulator, is sized to allow the generator to earn the regulated rate of return (currently 7.4%) on its deemed capital investment. The Return on Investment is recalculated every three years. Since the capacity payment is a fixed payment, it is very stable, with no volume or price risk. Historically, this revenue stream has comprised in the range of 65% of our regulated revenue.Return on Operation: Applicable only to our concentrated solar power plants (CSP), this revenue stream consists of an additional payment for each MWh produced to recover deemed operating costs that are in excess of market revenue forecasted by the regulator, such that the margin on forecasted market revenues is equal to zero. The Return on Operations is recalculated every three years. Aside from the volumetric risk associated with production, this revenue stream has no market price risk and has historically comprised less than 10% of our regulated revenue.Market Revenue: Renewable power plants sell power into the wholesale market and receive the market-clearing price for all MWhs they produce. Although this revenue stream is subject to both volume and market price risk, its impact on overall revenues is mitigated by the reset of the Return on Investment every three years. Market revenues historically comprise in the range of 25% of our regulated revenue yet only 8% of TerraForm Power’s consolidated revenues. Every three years, the regulated components of revenue (i.e., the Return on Investment and Return on Operations) are reset in order to mitigate the overall variability of revenues. Based on market conditions, the regulator updates its market price forecast. Since the combination of margin from market revenues forecasted by the regulator and the regulated components of revenue are sized to equal the regulated return, the Return on Investment and Return on Operations are reset accordingly. Furthermore, to the extent that the wholesale market price is greater or less than a price band centered around the market price forecasted by the regulator during the preceding three years, the difference in revenues assuming average generation accumulates in a tracking account. The Return on Investment is either increased or decreased in order to amortize the balance of the tracking account over the remaining regulatory life of the assets. Over time, this adjustment dampens the impact of wholesale price variability. Every six years, the regulated rate of return may be reset to a level that allows generators to earn a fair rate of return in light of market conditions. The regulator may take factors such as interest rates, the equity market premium, etc. into account when making its recommendation, and any change to the regulated rate of return must be proposed by the Spanish government and approved by a decree of parliament. To the extent there is no decree of parliament, the regulated rate of return will remain unchanged. In November 2018, after receiving input from stakeholders, the regulator made a final non-binding recommendation to reset the regulated rate of return to 7.09% from the current 7.40%. Based on this recommendation and other considerations, parliament may decide to change the regulated rate. As of July 2019, current Prime Minister and leader of the center-left Socialist Worker’s Party (“PSOE”) Pedro Sanchez has been unable to assemble the majority he needs to form a new government, despite having recently won an increased number of seats in Congress. Prime Minister Sanchez and the PSOE are expected to negotiate in a second round with potential governing partners in an attempt to form a new government before the September 23rd deadline. If they are unable to do so, the King of Spain will likely call for new elections in November. According to recent polls, public sentiment suggests that PSOE will lead the next government even if new elections are held. We continue to believe that the political environment in Spain is positive for the regulated rate of return for renewable assets as renewables enjoy broad support across the political spectrum.

 NASDAQ:   TERPwww.terraformpower.com